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                                                                    Exhibit 99.1








                                       Consent


    The undersigned hereby consents to the use of the information contained in its report, dated March 4, 1998, prepared for Pathnet, Inc. (the "Company") in the Company's Registration Statement on Form S-1, and the Prospectus included therein, and to the use of its name as the source of such information.


                                                 THE YANKEE GROUP


                                                 By:/s/Berge Agsazian
                                                      -----------------------
                                                      Name:
                                                      Title:

May 22, 1998